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                                                                 EXHIBIT 10.27

                             ADELAIDE PRODUCTIONS
                9336 West Washington Boulevard, Bldg D Rm. 208
                         Culver City, California 90232
                                (310) 202-3704


As of June 20, 1994
Revised as of July 7, 1994

Film Roman, Inc.
12020 Chandler Street
Suite 200
North Hollywood, California 91607

Attention:  Bill Schultz

Re:  THE CRITIC ("Series")
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Gentlemen:

Reference is hereby made to that certain agreement dated as of May 7, 1993, as revised and amended (the "Agreement"), between Adelaide Productions, Inc. ("Producer") and Film Roman, Inc. ("Animation Studio"). For good and valuable consideration, the receipt of which is hereby acknowledged, Animation Studio and Producer have agreed to further amend the Agreement, as follows:

1. In consideration for all services rendered by Animation Studio in connection with episodes of the Series produced for the second production year, Producer shall pay Animation Studio $454,190 per episode, payable pursuant to the terms of the Agreement, in lieu of the episodic compensation set forth in the Agreement. In addition, in connection with the production of one (1) "clip show" using scenes from previous episodes, the episodic fee payable to Animation Studio in connection with said "clip show" shall be $100,000, in lieu of the episodic fee set forth in the preceding sentence. Said "clip show" fee shall entitle Producer to up to three (3) new minutes of animation to be produced by Animation Studio. Producer shall have the right to order from Animation Studio up to an additional four (4) new minutes of animation in connection with the "clip show", and shall pay Animation Studio an additional $25,000 per new minute of animation ordered and produced. Producer shall deliver the Producer Elements (as defined in the Agreement) for the initial three (3) minutes of new animation for said "clip show" to Animation Studio with the Producer Elements for episodes 5, 6 and 7 (approximately one (1) minute with each episode) produced for the second production year, and the remainder of Producer Elements for the "clip show" not later than the scheduled commencement date of production for the tenth
(10th) such episode. Notwithstanding the foregoing, Producer shall deliver the soundtracks for the "clip show" to Animation Studio not later than October 10, 1994, and the final script not

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Film Roman, Inc.
Re:  THE CRITIC
As of June 20, 1994
Revised as of July 7, 1994
Page 2


later than October 24, 1994. The foregoing sums to be paid by Producer to Animation Studio for the second production year shall be inclusive of all costs related to the character designs for up to 40 new characters, 40 re-use characters with costume changes, and up to 12 new celebrity caricatures. Additionally, Animation Studio shall provide for said sums an average of 28 new background designs per episode, and an average of 24 background color keys per episode. The design and color keys parameters set forth in the preceding sentence shall be the responsibility of Animation Studio to monitor, and Animation Studio shall timely advise Producer in the event it anticipates that said parameters may be exceeded. Animation Studio agrees that it will consult in good faith with Producer and cooperate with Producer in regard to accommodating Producer's design requirements in connection with the Series, within the approved budgetary parameters and the requirements of the Production Schedule (as defined in paragraph 5 below). In addition, Producer shall pay Animation Studio the sum of $6,500 per episode for the services of David Cutler, for each episode on which Cutler renders and completes services as the art director.

2. The minimum order for the second production year of the Series shall be for nine (9) episodes, and one (1) "clip show". In the event Producer orders less than the minimum number of episodes set forth in the preceding sentence for the second production year of the Series, Producer and Animation Studio shall negotiate in good faith with respect to the fees payable to Animation Studio for the actual number of episodes ordered by Producer.

3. In connection with the redevelopment of the Series for the second production year, Producer shall pay Animation Studio $60,000 for the new development of characters and backgrounds, and the sum of $110,000 for all other episodic costs related to the redevelopment of the Series.

4. The sums set forth hereinabove with respect to the second production year shall be payable, subject to execution of this amendment by Animation Studio, in accordance with the cash flow schedule provided by Animation Studio and attached hereto as Exhibit "A-1", and incorporated herein by this reference.

5. Producer shall provide Animation Studio with a draft of each episodic script not later than the Wednesday prior to the week in which recording of the soundtracks for each episode occurs.

6. Animation Studio shall provide Producer with approved storyboards in accordance with the production and delivery schedule attached hereto as Exhibit "A-2" (the "Production Schedule"), and incorporated herein by this reference. Producer shall return its

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Film Roman, Inc.
Re: THE CRITIC
As of June 20, 1994*
Revised as of July 7, 1994
Page 3

notes and request for storyboard changes to Animation Studio not later than the Monday following the Friday of the week in which the storyboards are completed and submitted to Producer.

7. Provided Animation Studio delivers each episodic animatic to Producer for Producer's review and comments in accordance with the Production Schedule, Producer shall provide Animation Studio with an animatic rewrite by noon of the Friday during the week in which the animatic is submitted to Producer.

8. For each episode produced for the second production year of the Series, Animation Studio acknowledges that Animation Studio shall adhere to the Production Schedule. With respect to the "clip show" referred to in paragraph 1 above, said "clip show shall be delivered to Producer by Animation Studio in accordance with Producer's scheduling requirements, but in no event later than February 20, 1995.

9. Animation Studio shall not commence services involving expenditures exceeding the approved budgetary parameters established by Producer and Animation Studio, without first obtaining the prior written authorization of Producer. In the event Animation Studio requests the prior written authorization of Producer in accordance with the provisions of the preceding sentence, such request(s) shall be submitted to Producer in writing and signed on behalf of Animation Studio by Phil Roman, Bill Schultz or Anne Lighting only.

Except as specifically set forth herein, the Agreement is not otherwise modified in any respect and the Agreement, as herein amended, is hereby ratified and confirmed in all respects.

Kindly confirm you acceptance of the foregoing by signing in the spaces provided.

Sincerely,

ADELAIDE PRODUCTIONS, INC.             ACCEPTED AND AGREED TO:

By:  /s/ Authorized Signatory          FILM ROMAN, INC.
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Its: Authorized Signatory
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                                       By:  /s/ Phil Roman
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                                       Its: President
                                       Fed. I.D. #95-4239652